UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2018

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

8490 Progress Drive, Suite 300, Frederick, MD	21701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 682-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposal of Assets

Completion of EP Acquisition

On May 1, 2018, U.S. Silica Company, a Delaware corporation (“Buyer” or “U.S. Silica”) and a wholly-owned subsidiary of U.S. Silica Holdings, Inc. (the “Company”), completed the acquisition (the “Acquisition”) of all of the outstanding capital stock of EP Acquisition Parent, Inc., a Delaware corporation (“EPAP”), pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of March 22, 2018, by and among Buyer, EPAP, Tranquility Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer, EPMC Parent LLC, a Delaware limited liability company, solely in its capacity as representative of the stockholders of EPAP, and solely for the purposes of Section 11.17 therein, Golden Gate Private Equity, Inc., a Delaware corporation (the “Merger Agreement”). The consideration paid by the Buyer at the closing of the Agreement and Plan of Merger consisted of $750,000,000 of cash, subject to customary post-closing adjustment. A portion of the cash consideration has been deposited into escrow to support the post-closing purchase price adjustment.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the Merger Agreement has been filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018.

The Company intends to file any financial statements that may be required by Item 9.01(a) of Form 8-K with respect to the Acquisition within 71 calendar days after the date that this Form 8-K was required to be filed pursuant to Item 9.01(a)(4) of Form 8-K.

Third Amended and Restated Credit Agreement

On May 1, 2018, the Company, through its subsidiaries, USS Holdings, Inc., as guarantor, and U.S. Silica, as borrower, and certain of U.S. Silica’s subsidiaries as additional guarantors (collectively, the “Loan Parties”), entered into the Third Amended and Restated Credit Agreement) with BNP Paribas, as administrative agent and the lenders named therein (the “Credit Agreement”). The Credit Agreement increases U.S. Silica’s existing senior debt by entering into a new $1.38 billion senior secured credit facility, consisting of a $1.28 billion term loan and a $100 million revolving credit facility that may also be used for swingline loans or letters of credit, and U.S. Silica may elect to increase the term loan as defined in the Credit Agreement. The Credit Agreement is secured by substantially all of the assets of U.S. Silica and U.S. Silica’s domestic subsidiaries and a pledge of the equity interests in such entities. The term loan matures on May 1, 2025 and the revolving credit facility commitment expires May 1, 2023.

A portion of the term loan proceeds were used to finance the Acquisition, pay fees and expenses associated with the transactions, and for general corporate purposes. The additional proceeds available from the term loan and the revolving credit facility will be available for general corporate purposes, which can be used for acquisitions, investments, dividends, and share repurchases, and for other general corporate purposes. Borrowings under the Credit Agreement will bear interest at variable rates as determined at U.S. Silica’s election, at LIBOR or a base rate, in each case, plus an applicable margin. In addition, under the Credit Agreement, U.S. Silica is required to pay a per annum facility fee and fees for letters of credit.

The Credit Agreement contains covenants that, among other things, govern the ability of the Loan Parties and their subsidiaries to create, incur or assume indebtedness and liens, to make acquisitions or investments, to pay dividends and to sell assets. The Credit Agreement also requires the Loan Parties and their subsidiaries to maintain a consolidated leverage ratio of no more than 3.75:1.00 as of the last day of any fiscal quarter whenever usage of the revolving credit facility (other than certain undrawn letters of credit) exceeds 30% of the revolving credit facility commitment. These covenants are subject to a number of important exceptions and qualifications. The Credit Agreement includes events of default and other affirmative and negative covenants that are usual for facilities and transactions of this type.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth under Item 1.01 under the heading “Third Amended and Restated Credit Agreement” is incorporated herein by reference.

Item 8.01	Other Events.

On May 1, 2018, the Company issued a press release announcing the closing of the transactions contemplated by the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Cautionary Language Regarding Forward-Looking Statements

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed Merger, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of the Company and EPAP, as applicable. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, (1) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (2) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; and (3) the companies may be adversely affected by other economic, business, and/or competitive factors Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Discussions of some of these other important factors and assumptions are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”), and available at the SEC’s website at www.sec.gov, including the Company’s 2017 Annual Report on Form 10-K in (a) Item 1A. Risk Factors, (b) Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Item 8. Financial Statements and Supplementary Data. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. The Company does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of the business acquired.

The Company intends to file any financial statements that may be required by Item 9.01(a) of Form 8-K with respect to the Merger Agreement within 71 calendar days after the date that this Form 8-K was required to be filed pursuant to Item 9.01(a)(4) of Form 8-K.

(b) Pro forma financial information.

The Company intends to file the pro forma financial information required by Item 9.01(b) of Form 8-K with respect to the Merger Agreement within 71 calendar days after the date that this Form 8-K was required to be filed pursuant to Item 9.01(b)(2) of Form 8-K.

(d)	Exhibits.

Exhibit Number	Description

10.1	Third Amended and Restated Credit Agreement, dated as of May 1, 2018, by and among U.S. Silica Holdings, Inc., through its subsidiaries, USS Holdings, Inc., as guarantor, and U.S. Silica Company, as borrower, and certain of U.S. Silica’s subsidiaries as additional guarantors and BNP Paribas, as administrative agent and the lenders named therein.

99.1	U.S. Silica Holdings, Inc. press release dated May 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2018

U.S. SILICA HOLDINGS, INC.

/s/ Donald A. Merril
Donald A. Merril
Executive Vice President, Chief Financial Officer and Corporate Secretary